Fidelity D & D Bancorp, Inc.

Proposed Acquisition of MNB Corporation

Forward Looking Statement

This presentation contains “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Fidelity D & D Bancorp, Inc. (“FDBC”) and MNB Corporation (“MBC”). Forward-looking statements are typically identified by words such as “believe,” “plan,”“expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in FDBC reports filed with the SEC and those identified elsewhere in this presentation or today’s press release, the following factors among others, could cause actual results to differ materially from forward- looking statements or historical performance: ability to obtain regulatory approvals in a timely manner and without significant expense or other burdens; ability to meet other closing conditions to the merger, including approval by FDBC and MNBC shareholders; delay in closing the Merger; difficulties and delays in integrating the businesses of MNBC and FDBC or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of FDBC’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize anticipated cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and the actions and policies of the federal and state bank regulatory authorities and legislative and regulatory actions and reforms. FDBC undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this presentation.

Table of Contents

1. Transaction Summary
2. Transaction Overview
3. Overview of Pro Forma Franchise
4. Transaction Terms
5. Transaction Rationale
6. Deposit Market Share
7. Deposit Mix
8. Loan Mix
9. Expected Financial Impact
10. Summary

Transaction Summary

❑Acquirer:	Fidelity D & D Bancorp, Inc. (NASAQ: FDBC)
❑Acquiree:	MNB Corporation (OTC Pink MNBC)
❑Transaction Value:	$78.5 million
❑Consideration:	100% stock
❑Est’d One-Time Charges:	$2.8 million

Transaction Overview

- Fidelity D & D Bancorp, Inc. (FDBC) proposes to purchase 100% of the outstanding stock of MNB Corporation (MNBC)
- MNBC will merge into FDBC; Merchants Bank of Bangor will merge into Fidelity Deposit and Discount Bank
- Merchants shareholders will receive 1.039 shares of FDBC Common Stock
- This translates to 200.0% of tangible book value based on FDBC's 20-day avg. closing price of $66.703.
- Translates to 20.5 x LTM core operating EPS

Overview of Pro Forma Franchise

Pro Forma Highlights	
Total Assets:	$1.46B
Gross Loans:	$0.99B
Total Deposits:	$1.21B
Branches:	21

- Attractive combination of strong local franchises
- Provides significant expansion opportunities in demographically attractive markets

S&P Global
Market Intelligence



Poughkeepsie
Beacon
Newburgh
Middletown
NSYLVANIA
Scranton
Williamsport
NEW JERSEY
White Plains
Paterson
Yonkers
Hazleton
State College
New York
Elizabeth
Allentown
Edison
ENNSYLVANIA
Reading
Harrisburg
Lancaster
Philadelphia
Toms River
Coal
US Branches: Current
Slate
US Branches: Current
esri
N

October 24, 2019

Transaction Terms

• Buyer	Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC)
• Seller	MNB Corporation, Inc. (Pink: MNBC)
• Stock consideration	1.039 shares of FDBC stock for each share of MNBC stock
• Consideration mix	100% stock
• Indicative price per share	$69.30 based on FDBC's 20-day avg. closing price at 12/6/19 of $66.703
• Market premium	97.4% relative to MNBC's closing price of $35.11 at 12/6/19
• Implied aggregate transaction value	$78.5 million
• Implied price/TBV	200.0%
• Implied price/LTM operating EPS	20.5x
• MNBC Board representation	2 seats to MNBC, pro forma Board of 11
• Required approvals	FDBC & MNBC shareholder vote and customary approvals
• Expected closing	2nd quarter of 2020

Transaction Rationale

Strategic Rationale	• Experienced management team with deep ties to the local community • Extends franchise into markets with stronger demographics • Low risk, mature franchise with long-term relationships • Both organizations enjoy excellent credit quality • Increases Slate's lending limit and commercial lending opportunities • Comparable cultures and customer base
Financial Attributes	• EPS accretion of approximately 11% in 2020 and 17% in 2021 • Marginally accretive to tangible book value • Cost saves present opportunity for enhanced efficiency and profitability • Potential for material revenue enhancements • Pro forma institution will remain well capitalized
Risk	• Integration & market execution

Deposit Market Share
Northampton County
As of June 30, 2019

Institution Name	HQ State	Branch Count	Deposits in County	Market Share	Rank
BB&T Corp.	NC	15	1,179,030	19.0%	1
Wells Fargo & Co.	CA	13	1,074,815	17.4%	2
Fulton Financial Corp.	PA	12	837,976	13.5%	3
PNC Financial Services Group	PA	11	663,198	10.7%	4
Embassy Bancorp Inc.	PA	4	571,360	9.2%	5
Bank of America Corporation	NC	3	413,980	6.7%	6
MNB Corporation	PA	**9**	**353,542**	5.7%	**7**
Toronto-Dominion Bank		4	273,043	4.4%	8
Banco Santander		4	270,289	4.4%	9
ESSA Bancorp Inc.	PA	5	177,652	2.9%	10
Total For Institutions in County		**91**	**6,190,105**		

Deposit Mix at 9/30/19


FDBC
CDs > $100,000 8%
CDs < $100,000 6%
Savings 12%
MMDA 20%
Non-Interest Bearing 24%
Interest Bearing Demand 30%


MNBC
CDs > $100,000 5%
CDs < $100,000 9%
Non-Interest Bearing 14%
Interest Bearing Demand 6%
MMDA 22%
Savings 44%

- Although MNBC has a lower portion of non-interest bearing accounts, its 3Q19 cost of funds was 0.39% versus 0.91% for FDBC


PRO FORMA COMBINED
CDs > $100,000 7%
CDs < $100,000 7%
Savings 22%
MMDA 21%
Non-Interest Bearing 21%
Interest Bearing Demand 22%

Loan Portfolio Mix at 9/30/19


FDBC
Residential real estate 22%
Home equity & consumer 28%
Commercial & industrial 16%
Construction & development 3%
Commericial real estate 31%


MNBC
Commercial & industrial 12%
Home equity & consumer 6%
Construction & development 6%
Residential real estate 37%
Commericial real estate 39%

- MNBC's loan mix is more skewed toward residential & commercial real estate. Moreover, it is not as strong in consumer lending, which presents an opportunity.


PRO FORMA COMBINED
Commercial & industrial 25%
Residential real estate 25%
Home equity & consumer 14%
Construction & development 3%
Commericial real estate 33%

Expected Financial Impact

Assumptions/Current Estimates

- 2.7% loan mark, inclusive of interest rate mark
- 1.3% core deposit intangible mark, 10 year amortization, sum-of-the-years digits
- Other purchase accounting marks are not material
- 30% in cost saves, virtually all realized before or immediately after systems conversion
- $2.8 million one-time, pre-tax transaction costs
- Material revenue enhancements identified, none assumed in projections

Financial Impact

- EPS accretion of approximately 11% in 2020 and 17% in 2021
- Marginally accretive to tangible book value
- IRR of approximately 21%
- Pro forma capital ratios will remain well in excess of "well capitalized"

Summary

- Creates significant franchise value
  - Material cost savings
  - Pro forma assets of $1.5 billion
  - Higher lending limit and enhanced products and services
- Compatible community banking cultures
- Financially attractive combination